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                                                              Secretary of State
                                                         Division of Corporation
                                                     Filed 03:30 P.M. 07/11/1991
                                                             911925192 - 2122686

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              COMPUTONE CORPORATION

                     PURSUANT TO SECTION 245 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

         Computone Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, in order to restate its Certificate of Incorporation, as amended or supplemented heretofore and as presently in effect, pursuant to Section 245 of said General Corporation Law, certifies as follows:

         1. The name of the Corporation is Computone Corporation and the name under which the corporation was originally incorporated is CPX, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware is April 6, 1987.

         2. This restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation, as amended or supplemented heretofore, and there is no discrepancy between the provisions of the Certificate of Incorporation of the Corporation, as amended or supplemented heretofore and as presently in effect, and the provisions of this Restated Certificate of Incorporation.

         3. The Executive Committee of the Board of Directors of the
Corporation, acting by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted a resolution proposing and declaring advisable the adoption of a restatement of the Certificate of Incorporation of the Corporation in the form hereinafter set forth in Item 6.
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         4. The aforesaid Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 245 of the General Corporation Law of the State of Delaware.

         5. The authorized capital of the Corporation shall not be increased nor reduced under or by reason of the restatement of the Certificate of Incorporation of the Corporation.

         6. The text of the Certificate of Incorporation, as amended or supplemented heretofore and as presently in effect, is hereby restated so as to read in its entirety as follows:

                  FIRST.  The name of this Corporation is Computone Corporation.

                  SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road in the City of Wilmington, County of New Castle, zip code 19805. The Registered Agent in charge thereof is Corporation Service Company.

                  THIRD. The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things therein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

                  "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

                  FOURTH. (A) Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares consisting of Fifty Million (50,000,000) shares of Common Stock, One Cent ($.01) par value per share, and Ten Million (10,000,000) shares of Preferred Stock, One Cent ($.01) par value per share.

                           (B) Common Stock.  The shares of authorized Common
Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

                           (C) Preferred Stock. The Board of Directors shall
have authority to issue the shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more classes or series and, in connection with the creation of any such class or series, the board of Directors shall have authority to fix by the resolution or resolutions providing for the issue of shares thereof the designations, voting powers, preferences

                                      -2-
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and relative participating, optional or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the fullest extent now or hereafter permitted by law.

                  Pursuant to the authority conferred upon the Board of Directors of the Corporation under this Article Fourth, the Board of Directors established and designated for issuance 1,250,000 shares of Series A Convertible Preferred Stock and 200,000 shares of Series B Convertible Preferred Stock with the relative rights, powers and preferences set forth in the following resolution:

                  RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors does hereby establish and designate and provide for the issuance of a series of preferred stock, $.01 par value, designated "Series A Convertible Preferred Stock" (the "Preferred Stock"), consisting of 1,250,000 shares, and does hereby fix and determine the relative rights, powers and preferences thereof to be as follows:

                  I.       Rights on Liquidation, Dissolution or Winding Up.

                           (a)   In the event of any liquidation, dissolution or
winding up of the Corporation, the holders of shares of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, either from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Corporation's Common Stock, the amount of $8.00 per share plus all accrued but unpaid dividends thereon and all interest due thereon. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Preferred Stock shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they respectively shall be entitled pursuant to this Section I(a), the holders of shares of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts that would be payable in respect of the shares of Preferred stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                           (b)   In the event of any liquidation, dissolution or
winding up of the Corporation, after payment shall have been made to the holders of shares of the Preferred Stock of the full amounts to which they shall have been entitled pursuant to the first sentence of Section I(a) hereof, the holders of shares of the Corporation's Common Stock shall have the exclusive right to share in all remaining assets of the Corporation available for distribution to its stockholders, such remaining assets to be shared by the holders of shares of the Corporation's Common Stock on a pro rata basis.

                  II.      Voting.

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                           (a)   On all matters presented to the holders of the
Corporation's Common Stock, each holder of shares of the Preferred Stock shall be entitled to exercise such number of votes per share of Preferred Stock held by such holder as shall equal the number (including any fraction to one decimal place) of shares of Common Stock into which each share of Preferred Stock is convertible pursuant to Section III hereof on the date as of which a record of those entitled to vote is taken or, if no such record date is established, on the date such vote is taken. In the event such number of votes is not ascertained or not readily ascertained, each share of the Preferred Stock shall be entitled to one vote. Except as otherwise required by law or hereunder, the holders of the Preferred Stock and the holders of the Common Stock shall vote as a single class on all such matters.

                           (b)   The Corporation shall not, without the
affirmative vote or consent of the holders of shares representing at least 60% of the shares of the Preferred Stock then outstanding, acting as a separate class:

                                 (i) in any manner authorize or create any
class of capital stock ranking, either as to payment of dividends or distribution of assets, prior to the Preferred Stock or except with respect to the shares of preferred stock to be issued in connection with the transaction disclosed in the Corporation's Acquisition Summary Book II (the "Corporation's Acquisition Summary Book II") previously furnished to the holders of the Preferred Stock, pari passu with the Preferred Stock;

                                 (ii)   in any manner alter or change the
designations, powers, preferences or rights or the qualifications, limitations or restrictions of the Preferred Stock;

                                 (iii)  declare or make any such dividend or
distribution as described in Section IV hereof;

                                 (iv)   liquidate or repurchase any Common
Stock;

                                 (v)    redeem or repurchase any Common Stock;
or

                                 (vi)   sell all or substantially all of the
assets of the Corporation.

                  III.     Conversion.

                           (a)   Each holder of shares of the Preferred Stock
shall have the right, at such holder's option, at any time or from time to time, to convert all or any of such shares of Preferred Stock into such number of fully paid and nonassessable shares of the Corporation's Common Stock as $8.00 multiplied by the number of shares of the Preferred Stock being converted is a multiple of the Conversion Price (as hereinafter defined and as last adjusted pursuant to this Section III and then in effect) for the shares of the Preferred Stock being

                                      -4-
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converted, by surrender of the certificate or certificates representing the shares of the Preferred Stock so to be converted in the manner provided in this
Section III(a). The "Conversion Price" per share at which shares of Common Stock shall be issuable upon conversion of shares of the Preferred Stock shall initially be $8.00; provided, however, that such Conversion Price shall be subject to adjustment as set forth in Section III(c) hereof.

                             The holder of any shares of the Preferred Stock may
exercise the conversion right provided in this Section III(a) by delivering to the Corporation during regular business hours, at the Corporation's principal office (or at such other place as may be designated by the Corporation), the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued.

                             Conversion shall be deemed to have been effected on
the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date the Corporation shall issue and deliver to or upon the written order of such holder, at such office or to the place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section III(c) hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event the person shall be deemed to have become a holder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                           (b)   No fractional shares of Common Stock or scrip
shall be issued upon conversion of shares of the Preferred Stock. If more than one share of Preferred Stock shall be surrendered or conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined in Section III(d)(vi) hereof) of a share of Common

                                      -5-
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Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders thereof shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                           (c)   The Conversion Price shall be subject to
adjustment from time to time as follows:

                                 (i)   If the number of shares of Common Stock
outstanding at any time after September 30, 1988 is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                                 (ii)   If the number of shares of Common Stock
outstanding at any time after September 30, 1988 is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                    (iii) If the Corporation shall declare a
cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price of one share of Common Stock less (y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences or indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be such current Market Price. Such adjustment shall be made on the date such dividend or distribution is made and shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to such dividend or distribution.

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                                    (iv)   If, at any time after September 30,
1988, any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of the Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such shares would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this clause (iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales and other dispositions.

                                    (v)    All calculations under this Section
III(c) shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be.

                                    (vi)   For the purpose of any computation
pursuant to this Section III(c) or Section III(b), the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period), or, in case no sales took place on any day in question, the last bid price on such day, in either case on the principal national securities exchange on which the Common Stock then be listed or admitted to trading or on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") National Market System (or, if the Common Stock is not listed or admitted for trading on any such exchange or on the NASDAQ National Market System on any day in question, then such price as shall be deemed to be the last bid price quoted on the NASDAQ interdealer quotations system on such day, or, if, on any day in question, the security shall not be quoted on the NASDAQ interdealer quotations system, then such price shall be deemed to be the last reported bid price on such day as reported by the National Quotation Bureau, Inc. (or any similar reputable quotation and reporting service if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, the Current Market Price shall be determined in good faith by at least a majority of the members of the Board of Directors of the Corporation, or, if such determination cannot be made, by a nationally recognized independent investment banking firm

                                      -7-
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selected by the Board of Directors of the Corporation (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules); provided further, that if the Common Stock is listed on any national securities exchange, the term "business days," as used in this clause (viii), shall mean business days on which such exchange is open for trading.

                                    (vii)  In any case in which the provisions
of this Section III(c) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon the conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section III(b) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and such cash, upon the occurrence of the event requiring such adjustment.

                           (d)   Whenever the Conversion Price shall be adjusted
as provided in Section III(c) hereof, the Corporation shall prepare a statement, signed by its chief financial officer, setting forth the facts requiring such adjustment and showing the calculation of the Conversion Price that shall be in effect after such adjustment. The Corporation shall cause a copy of such statement to be sent by mail, first class, postage prepaid, or by a national overnight delivery service, to each holder of shares of the Preferred Stock at his address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section III(e) hereof.

                           (e)   In the event the Corporation shall propose to
take any action of the types described in clauses (i), (ii), (iii), or (iv) of Section III(c) hereof, the Corporation shall give notice to each holder of shares of the Preferred Stock, in the manner set forth in Section III(d) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

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                           (f)   For the purposes of this Section III, the sale
or other disposition of any capital stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

                           (g)   The Corporation shall pay all documentary,
stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of the preferred stock; provided, however, that the Corporation shall not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

                           (h)   The Corporation shall reserve, free from
preemptive rights, out of its treasury stock or its authorized but unissued shares of the Corporation's Common Stock, or both, solely for the purpose of effecting the conversion of the shares of the Preferred Stock pursuant to this
Section III a sufficient number of shares to provide for the conversion of all outstanding shares of the Preferred Stock.

                  IV. Dividends. The holder of each share of the Preferred Stock shall be entitled to receive, before any dividend shall be declared or paid upon or set aside for the Corporation's Common Stock, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, quarterly dividends in cash at the rate of $.80 per share per annum, and no more. Dividends on shares of the Preferred Stock shall be payable in quarter-annual installments on January 1, April 1, July 1 and October 1 in each year commencing January 1, 1989. Dividends on shares of the Preferred Stock shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends) so that if Full Cumulative Dividends (as hereinafter defined) upon the Preferred Stock to the end of the last completed Dividend Period (as hereinafter defined) have not been paid or declared and a sum sufficient for payment thereof set apart, then the amount of the deficiency in such dividends must be fully paid with an incremental dividend equal to 10% per annum of the aforesaid dividend from the date such dividend was due to the date such dividend is paid, or dividends in such amount must be declared on the shares of the Preferred Stock and a sum sufficient for the payment thereof must be set apart for such payment, before any dividend may be declared or paid or any other distribution ordered or made upon the Corporation's Common Stock (other than a dividend payable in Common Stock) and before any sum or sums may be set aside for or applied to the purchase or redemption of any shares of any Common Stock or the Preferred Stock. All dividends declared upon the Preferred Stock shall be declared pro rata per share. Dividends accruing during each Dividend Period shall be payable on the next succeeding Dividend Payment Date (as hereinafter defined). Holders of shares of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the Full Cumulative Dividends at the rate set forth herein. As long as any Preferred Stock is outstanding and the dividends set forth herein as well as the dividends to holders of preferred stock issued in connection with the transaction disclosed in the Corporation's

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Acquisition Summary Book II have not been paid in full, no dividend or distribution shall be declared or made with respect to any other type or class of securities issued by the Corporation.

                  For purposes of this Section IV:

                  "Dividend Payment Date" means, as to each respective Dividend Period, the first day after the expiration of such Dividend Period.

                  "Full Cumulative Dividends" means (whether or not in any Dividend Period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate fixed for the Preferred Stock as provided herein for the period of time elapsed from October 3, 1988 to the date as of which Full Cumulative Dividends are to be computed.

                  "Dividend period" means each fiscal quarter or portion thereof during which the relevant share of the Preferred Stock is outstanding.

                  V.       Redemption.

                           (a)   After September 30, 1990, the Corporation shall
have the right, at its option, to redeem all or any portion of the shares of Preferred Stock then outstanding at a price per share of $10.00 plus an amount equal to all accrued but unpaid dividends thereon and any interest due thereon (the "Redemption Price"). Prior to September 30, 1990, the Corporation shall have the right, at its option, to redeem all or any portion of the shares of Preferred Stock then outstanding at the Redemption Price if the Current Market price of one share of Common Stock shall be $12.00 or more for 30 consecutive days. If less than all outstanding shares of Preferred Stock then outstanding are redeemed, the Corporation shall redeem a like percentage of the shares of Preferred Stock held by each holder thereof.

                           (b)   At least 30 days prior to the date of any such
redemption (the "Redemption Date"), written notice thereof (the "Redemption Notice") shall be given by the Corporation by mail, postage paid, or by telex to non-United States residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock, except the right to receive the Redemption Price, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

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                           (c)   For each share of the Preferred Stock to be
redeemed pursuant to Section V(a) hereof, the Corporation shall be obligated on the applicable Redemption Date to pay the holder thereof, upon surrender by such holder at the Corporation's principal office (or at such other place as may be designated by the Corporation) of the certificate or certificates representing such shares an amount in immediately available funds equal to the Redemption Price. If the funds of the Corporation legally available for the redemption of shares of the Preferred Stock on any Redemption Date are insufficient to redeem the number of shares to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum number of shares of the Preferred Stock ratably among the holders of the shares to be redeemed based upon the respective aggregate Redemption Prices of the shares held by each holder, and an amount equal to the balance that would have been payable to each such holder shall become an obligation of the Corporation to the respective holder, the amount of which shall bear simple interest at a floating rate equal to the prime rate of interest announced by Citibank, N.A. as in effect from time to time. At any time after such Redemption Date when additional funds of the Corporation are legally available for the redemption of such shares, such funds shall promptly be used to redeem the maximum number of shares of the Preferred Stock that the Corporation had become obligated to redeem but has not redeemed.

                           (d)   The Corporation shall redeem the Shares of the
Preferred Stock then outstanding to the extent set forth in a notice given by the holders of Preferred Stock pursuant to Section 8.3(k) of the Purchase Agreement dated September 30, 1988 between the Corporation and the holders of the Preferred Stock. The Corporation shall have 180 days after its receipt of such notice to make payment in full of the Redemption Price; and

                  FURTHER RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors does hereby establish and designate and provide for the issuance of a series of preferred stock, $.01 par value, designated "Series B Preferred Stock" ("Series B Preferred Stock"), consisting of 200,000 shares, and does hereby fix and determine the relative rights, powers and preferences thereof to be as follows:

                  I.       Rights on Liquidation, Dissolution or Winding Up.

                           (a)   In the event of any liquidation, dissolution or
winding up of the Corporation, the holders of shares of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, either from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Corporation's Common Stock, the amount of $8.00 per share plus all accrued but unpaid dividends thereon and all interest due thereon. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Series B Preferred Stock the full amounts to which they respectively shall be entitled pursuant to this Section I(a), the holders of shares of the shares of

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the Series B Preferred Stock shall share ratably in any distribution of assets according to the respective amounts that would be payable in respect of the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Notwithstanding the foregoing, the rights of the holders of Series B Preferred Stock to receive any payment as aforesaid upon the liquidation, dissolution or winding up of the Corporation shall be subordinate to the prior rights of the holders of the Series A Preferred Stock to receive payment upon the occurrence of the aforesaid events pursuant to Section I(a) of the Amended Certificate of Designation dated October 4, 1988 (the "Series A Certificate").

                           (b)   In the event of any liquidation, dissolution or
winding up of the Corporation, after payment shall have been made to the holders of shares of (i) the Series A Preferred Stock of the full amounts to which they shall have been entitled pursuant to the Series A Certificate and
(ii) the Series B Preferred Stock of the full amounts to which they shall have been entitled pursuant to the first sentence of Section I(a) hereof, the holders of shares of the Corporation's Common Stock shall have the exclusive right to share in all remaining assets of the Corporation available for distribution to its stockholders, such remaining assets to be shared by the holders of shares of the Corporation's Common Stock on a pro rata basis.

                  II.      Voting.

                           (a)   On all matters presented to the holders of the
Corporation's Common Stock, each holder of shares of the Series B Preferred Stock shall be entitled to exercise such number of votes per share of Series B Preferred Stock held by such holder as shall equal the number (including any fraction to one decimal place) of shares of Common Stock into which each share of Series B Preferred Stock is convertible pursuant to Section III hereof on the date as of which a record of those entitled to vote is taken or, if no such record date is established, on the date such vote is taken. In the event such number of votes is not ascertained or not readily ascertainable, each share of the Series B Preferred Stock shall be entitled to one vote. Except as otherwise required by law or hereunder, the holders of the Series B Preferred Stock and the holders of the Common Stock shall vote as a single class on all such matters.

                           (b)   The Corporation shall not, without the
affirmative vote or consent of the holders of shares representing at least 60% of the shares of the Series B Preferred Stock then outstanding, acting as a separate class:

                                 (i)   in any manner alter or change the
designations, powers, preferences or rights or the qualifications, limitations or restrictions of the Series B Preferred Stock;

                                 (ii)  liquidate the Corporation; or

                                 (iii) sell all or substantially all of the
assets of the Corporation.

                  III.     Conversion.

                           (a)   Each holder of shares of the Series B Preferred
Stock shall have the right, at such holder's option, at any time or from time to time, to convert all or any of such shares of Series B Preferred Stock into such number of fully paid and nonassessable shares of the Corporation's Common Stock as $8.00 multiplied by the number of shares of the Series B Preferred Stock being converted is a multiple of the Conversion Price (as hereinafter defined and as last adjusted pursuant to this Section III and then in effect) for the shares of the Series B Preferred Stock so to be converted in the manner provided in this Section III(a). The "Conversion Price" per share at which shares of Common Stock shall be issuable upon conversion of shares of the Series B Preferred Stock shall initially be $8.00; provided, however, that such Conversion Price shall be subject to adjustment as set forth in Section III(c) hereof.

                           The holder of any shares of the Series B Preferred
Stock may exercise the conversion right provided in this Section III(a) by delivering to the Corporation during regular business hours, at the Corporation's principal office (or at such other place as may be designated by the Corporation), the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates of the shares of Common Stock are to be issued.

                           Conversion shall be deemed to have been effected on
the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or to the place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash in respect of any fractional interest in a share of Common Stock as provided in III(c) hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event the person shall be deemed to have become a holder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series B Preferred Stock represented thereby.

                           (b)   No fractional shares of Common Stock or scrip
shall be issued upon the conversion of shares of the Series B Preferred
Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined in Section III(c) (vi) hereof) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders thereof shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                           (c)   The Conversion Price shall be subject to
adjustment from time to time as follows:

                                    (i)    If the number of shares of Common
Stock outstanding at any time after the issuance of the Series B Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                                    (ii)   If the number of shares of Common
Stock outstanding at any time after the issuance of the Series B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                    (iii)  If the Corporation shall declare a
cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price of one share of Common Stock less (y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences or indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price. Such adjustment shall be made on the date such dividend or distribution is made and shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to such dividend or distribution.

                                    (iv)   If, at any time after the issuance of
the Series B Preferred Stock, any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of the Series B Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such shares would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this clause
(iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales and other dispositions.

                                    (v)    All calculations under this Section
III(c) shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be.

                                    (vi)   For the purpose of any computation
pursuant to this Section III(c) or Section III(b), the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period), or, in case no sales took place on any day in question, the last bid price on such day, in either case on the principal national securities exchange on which the Common Stock then be listed or admitted to trading or on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") National Market System (or, if the Common Stock is not listed or admitted for trading on any such exchange or on the NASDAQ National Market System on any day in question, then such price as shall be deemed to be the last bid price quoted on the NASDAQ interdealer quotations system on such day, or, if, on any day in question, the security shall not be quoted on the NASDAQ interdealer quotations system, then such price shall be deemed to be the last reported bid price on such day as reported by the National Quotation Bureau, Inc. (or any similar reputable quotation and reporting service if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vi) are available for the period required hereunder, the Current Market Price shall be determined in good faith by at least a majority of the members of the Board of Directors of the Corporation, or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Corporation (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules); provided, further, that if the Common Stock is listed on any national securities exchange, the term "business days," as used in this clause (vi), shall mean business days on which such exchange is open for trading.

                                    (vii)  In any case in which the provisions
of this Section III(c) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon the conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section III(b) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and such cash, upon the occurrence of the event requiring such adjustment.

                           (d)   Whenever the Conversion Price shall be adjusted
as provided in Section III(c) hereof, the Corporation shall prepare a statement, signed by its chief financial officer, setting forth the facts requiring such adjustment and showing the calculation of the Conversion Price that shall be in effect after such adjustment. The Corporation shall cause a copy of such statement to be sent by mail, first class, postage prepaid, or by a national overnight delivery service, to each holder of shares of the Series B Preferred Stock at his address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section III(e) hereof.

                           (e)   In the event the Corporation shall propose to
take any action of the types described in clauses (i), (ii), (iii), or (iv) of Section III(c) hereof, the Corporation shall give notice to each holder of shares of the Series B Preferred Stock, in the manner set forth in Section III(d) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any effect therein, shall not affect the legality or validity of any such action.

                           (f)   For the purposes of this Section III, the sale
or other disposition of any capital stock of the Corporation therefore held in its treasury shall be deemed to be an issuance thereof.

                           (g)   The Corporation shall pay all documentary,
stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

                           (h)   The Corporation shall reserve, free from
preemptive rights, out its treasury stock or its authorized but unissued shares of the Corporation's Common Stock, or both, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock pursuant to this
Section III a sufficient number of shares to provide for the conversion of all outstanding shares of the Series B Preferred Stock.

                  IV. Dividends. The holder of each share of the Series B Preferred Stock shall be entitled to receive, before any dividend shall be declared or paid upon or set aside for the Corporation's Common Stock, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, quarterly dividends in cash at the rate of $.52 per share per annum, and no more. Dividends on shares of the Series B Preferred Stock shall be payable in quarter-annual installments on January 1, April 1, July and October 1 in each year commencing April 1, 1989. Dividends on shares of the Series B Preferred Stock shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends). All dividends declared upon the Series B Preferred Stock shall be declared pro rata per share. Dividends accruing during each Dividend Period (as hereinafter defined) shall be payable on the next succeeding Dividend Payment Date (as hereinafter defined). As long as any Series B Preferred Stock is outstanding and the dividends set forth herein have not been paid in full, no dividend or distribution shall be declared or made with respect to any other type or class of securities issued by the Corporation other than Series A Preferred Stock. Notwithstanding the foregoing, the rights of the holders of Series B Preferred Stock to receive any dividends as aforesaid shall be subordinate to the prior rights of the holders of the Series A Preferred Stock to receive dividends as provided in Section IV of the Series A Certificate .

         For purposes of this Section IV:

         "Dividend Payment Date" means, as to each respective Dividend Period, the first day after the expiration of such Dividend Period.

         "Dividend Period" means each fiscal quarter or portion thereof during which the relevant share of the Series B Preferred stock is outstanding.

         V        Redemption.

                  (a) The Corporation shall have the right, at its option and subject to the written consent of the holder of at least 60% of the shares of Series A Preferred Stock then outstanding, to redeem all or any portion of the shares of Series B Preferred Stock then outstanding at a price per share of $10.00 plus an amount equal to all accrued but unpaid dividends thereon (the "Redemption Price"). If less then all outstanding shares of Series B Preferred Stock then outstanding are redeemed, the Corporation shall redeem a like percentage of the share of Series B Preferred Stock held by each holder thereof. Notwithstanding the foregoing, the Corporation's right of redemption shall not exist with respect to those shares of Series B Preferred Stock for which the Corporation shall have received a notice of conversion pursuant to Section III hereof.

                  (b) At least 30 days prior to the date of any such redemption (the "Redemption Date"), written notice thereof (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-United States residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series B Preferred Stock notifying such holder of the redemption. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series B Preferred Stock, except the right to receive the Redemption Price, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (c) For each share of the Series B Preferred Stock to be redeemed pursuant to Section V(a) hereof, the Corporation shall be obligated on the applicable Redemption Date to pay the holder thereof, upon surrender by such holder at the Corporation's principal office (or at such other place as may be designated by the Corporation) of the certificate or certificates representing such shares, an amount in immediate available funds equal to the Redemption Price. If the funds of the Corporation legally available for the redemption of shares of the Series B Preferred Stock on any Redemption Date are insufficient to redeem the number of shares to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum number of shares of the Series B Preferred Stock ratably among holders of the shares to be redeemed based upon the respective aggregate Redemption Prices of the shares held by each holder, and an amount equal to the balance that would have been payable to each such holder shall become an obligation of the Corporation to the respective holder, the amount of which shall bear simple interest at a floating rate equal to the prime rate of interest announced by Citibank, N.A. as in effect from time to time. At any time after such Redemption Date when additional funds of the Corporation are legally available for the redemption of such shares, such funds shall promptly be used to redeem the maximum number of shares of the Series B Preferred Stock that the Corporation had become obligated to redeem but has not redeemed.

         FIFTH. The Directors shall have power to adopted, amend or repeal the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

         The stockholders and Directors of the Corporation shall have the right to inspect the books and records of the Corporation in accordance with the Delaware General Corporation Law.

         The stockholders and Directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such place as may be from time to time designated by the By-Laws or by resolution of the Directors, except as otherwise required by the laws of Delaware.

         SIXTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the future limitation or elimination of the liability of a Director, then the liability of a Director of the Corporation shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

         Any repeal or modification of this Article Sixth shall be prospective only, and shall not adversely affect any limitation or elimination of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, Computone Corporation has caused this Restated Certificate of Incorporation to be duly executed this 2nd day of July 1991.

                                                        COMPUTONE CORPORATION

                                                By:  /s/ Thomas P. Tanis, Jr.
                                                   -----------------------------
                                                     Thomas P. Tanis, Jr.
                                                     President

ATTEST:

By:/s/ Ronald W. Johnston
   -----------------------------
         Ronald W. Johnston
         Assistant Secretary

(Seal)

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION

         COMPUTONE SYSTEMS INCORPORATED (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Corporation's Board of Directors, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted for approval by written consents of the holders of a majority of the outstanding shares of stock of the Corporation. The amendment to the Certificate of Incorporation amends Article "First" to read as follows:

                     "FIRST.  The name of this Corporation
                        is WORLD-WIDE TECHNOLOGY INC."

         SECOND: That thereafter, pursuant to resolutions of its Board of Directors, said amendment was approved by written consents of the holders of a majority of the outstanding stock of the Corporation entitled to vote by written consent, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the action so taken has been given to all stockholders who have not consented in writing as provided in
Section 228(d) of the General Corporation Law of the State of Delaware.


         THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, COMPUTONE SYSTEMS INCORPORATED has caused its corporate seal to be hereunto affixed and this certificate to be signed by Thomas P. Tanis, Sr., Chairman of its Board of Directors, and attested by Thomas
P. Tanis, Jr., its Secretary, this 23rd day of May, 1988.



ATTEST:  [Corporate Seal]           COMPUTONE SYSTEMS INCORPORATED


 /s/ Thomas P. Tanis, Jr.                     By: /s/ Thomas P. Tanis, Sr.
--------------------------------                 -------------------------------
Thomas P. Tanis, Jr.                              Thomas P. Tanis, Sr.
Secretary                                              Chairman

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              COMPUTONE CORPORATION


         Computone Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That by a meeting of the Board of Directors of Computone Corporation (the "Corporation"), resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof number "FOURTH" so that, as amended, said Article shall be and read in its entirety as follows:

         "FOURTH (A) Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares consisting of Twenty-Five Million (25,000,000) shares of Common Stock, One Cent ($.01) par value per share, and Ten Million (10,000,000) shares of Preferred Stock One Cent ($.01) par value per share. The designations, rights (including voting rights), preferences, qualifications, limitations and restrictions of the Preferred Stock, and particularly the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors is hereby expressly granted authority to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, the number of shares in each series and all designations, relative rights (including the right to vote and to convert into any class or any series of any class), preferences, qualifications, limitations and restrictions of the shares in each such series.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, by a meeting of the stockholders of said Corporation held in accordance with the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said Computone Corporation has caused this certificate to be signed by its President attested by its Secretary this 18th day of December, 1997.

                                                     COMPUTONE CORPORATION
(SEAL)

Attest:                                     By: /s/ Thomas J. Anderson
                                               ----------------------------
                                               Thomas J. Anderson, President
/s/ Frederick W. Dreher
--------------------------------
Frederick W. Dreher, Secretary



                                      -2-